EXHIBIT 99.1

                          Salary Savings Plan - Amendment No. 1

This exhibit amends a registration statement on Form S-8 with respect to the offer and sale of securities pursuant to the Longview Fibre Company Salary Employees 401(k) Savings Plan (Registration No. 33-14358). The following document is hereby filed as Amendment No. 1 to this registration statement.


                                 AMENDMENT NO. 1 TO THE
                      LONGVIEW FIBRE COMPANY SALARIED SAVINGS PLAN AND
                              TRUST WITH 401(k) PROVISIONS


     WHEREAS, Longview Fibre Company (the "Company") approved and adopted the Longview Fibre Company Salaried Savings Plan and Trust with 401(k) Provisions (the "Plan") and Trust Agreement (the "Trust") which were originally effective June 1, 1977 and most recently restated effective November 1, 1990;

     WHEREAS, the Company reserved the right to amend the Plan and Trust; and

     WHEREAS, the Company has decided that it is in the best interest of participants and beneficiaries to amend the Plan and Trust, and to modify their operations.

     NOW, THEREFORE, RESOLVED, that the Plan is amended effective July 31, 1992 as follows:

1. Page 6 is amended in its entirety as attached from changing the definition of Trade Date in section 1.39 from monthly to daily.

2. Appendix A is amended in its entirety as attached to: a) add the U.S. Treasury Allocation Fund as an Investment Fund, b) reflect changes to certain fund names (although the underlying investment strategies remain the same) c) increase the maximum investment election on restricted funds from 15% to 40%.


Date: July 20, 1992                LONGVIEW FIBRE COMPANY
                                   By:\s\ L. J. Holbrook
                                   Title: SR V.P. - Finance

Date: July 30, 1992                WELLS FARGO BANK, NATIONAL ASSOCIATION
                                   By:\s\ Peter H. Sorensen
                                   Title: Vice President

                                   By:\s\ Dolores Upton
                                   Title: Vice President